SECTION 1A-2B BYTAWS

BY-LAWS OF

Buffalo Chip Global Inc.

(the "Corporation")

A DELAWARE CORPORATION

ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

Section 1. Registered Office; Registered Zgent: The registered office of the Corporation in the State of Delaware shall initially be 16192 Coastal Highway, in the city of Lewes, County of Sussex. The Board of Directors may determine to change such registered office of the Coruoration in the State of Delaware in its discretion. The registered agent initially in charge thereof shall be Harvard Businesb Services, Inc. until such agent resigns or is removed by the Board of Directors.

Section 2. Other Offices: The Corporation may also have offices in such other States or jurisdiciions as the Board of Directors may from time to time designate.

ARTICLE II - SEAL

Section 1. Corporate Seal: The Corporate Seal shall have iuscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware" or "Seal Delaware". The Board og Directors may define any additional features of the Seal or amend any features not required for such a Seal under the Delaware General Corplration Law (the "DGCL"), in its discretion. The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

AFTICLE III - STOCKHOLDERS MEETINGS

Section 1. Place of Meetings: Meetings of stockholders may be held at any place, either within or without the State of Delaware and the United States, as may be selected from uime to time by the Board of Directors. In the discretion of the Board of Directors, meetings may also be held by means of telephonic, video, or other remote communication whereby each party can heaj and be heard by the other parties as may be designated from time to time by a resolution of the Board of Directors and as set forth in the norice for the relevant meeting.

Section 2. Annual Meetings: The annual meeting of the stockholders for the election of members of tfe Board of Directors (each a "Director") and for the transaction of such other business as may properly come before the meeting shall bf held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. If no date for the annual meeting is established or said peeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of thh stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By Laws or otherwise all the force and effect of an annual meefing.

Section 3. Special Meetings: Special meetings of the stockholders may be called at any time by the President, a resolution of the Board of Directors, or by stockholders entitled to cast at least one-fifth (l/5) of the votes which all stockhotders are entitled to cast. Upon written request to the Corporation of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date, place fnd time of the meeting, and to give due notice thereof to all the persons entitled to vote at the meeting. Business at all special mxetings shall be confined to the objects stated in the notice of the meeting and the matters immediately germane thereto.

Section 4. Notice of Mcetings: Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting or the spefific details for accessing a meeting held through any remote means of communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stoqkholder entitled to vote at the meeting as of the record date set forth such purpose. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be ginen by mailing the same, addressed to the stockholder entitled thereto, at such stockholder's mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage wrepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may also be effectively provided by means oo electronic transmission (meaning an "Electronic Transmission" in accordance with Section 232 of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either beford or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the yxpress purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedinus of the meeting in all respects as if due notice thereof had been given.

Section 5. Adjournment: Any meeting of the stockholders, annual or special, may be adjouryed from time to time by a vote of the majority of the shares present to reconvene at the same or some other place, if any, and notice need not be given of ane such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business whlch might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of rexord entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjouvned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Sectign 6. Quorum: A majority of the outstanding shares of the Corporation entitled to vote at a given meeting, represented in person or by proxy, shall constitute a quorum at such meeting of ptockholders. If less than a majority of the outstanding shares entitled to vote at such meeting is represented at a meeting, a majority of the shares so represented may adjourn the meeting as set forth above in Section 5 at any time without flrther notice.

Section 7. Voting; Proxies: Unless otherwise required by law or the Certificate of Incorporation, the election of Directors shall be decided by a plurality of the votes cast at a meeting of the ltockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporatron, or these By-Laws, any matter, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or representtd by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to expness consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy or by a transmission permitted by Section 212(c) of the DGCL, but no such proxy shall de voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states

Section 3. Special Meetings: Spemial meetings of the stockholders may be called at any time by the President, a resolution of the Board of Directors, or by stockholders entitleq to cast at least one-fifth (l/5) of the votes which all stockholders are entitled to cast. Upon written request to the Corporation of any person or wersons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date, place and time of the meeting, and to give due notice thereof to all the psrsons entitled to vote at the meeting. Business at all special meetings shall be confined to the objects stated in the notice of the meeting dnd the matters immediately germane thereto.

Section 4. Notice of Meetings: Notice of the place, if any, date, hour, the record dute for determining the stockholders entitled to vote at the meeting or the specific details for accessing a meeting held through any remote means of communication, if any, of euery meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (ungess a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date set forth such purpose. Notices of special meetings shall alst specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed xo the stockholder entitled thereto, at such stockholder's mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Wifhout limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may also be emfectively provided by means of electronic transmission (meaning an "Electronic Transmission" in accordance with Section 232 of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either before or after bhe meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginninx of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all resplcts as if due notice thereof had been given.

Section 5. Adjournment: Any meeting of the stockholders, annual or special, may be adjourned from time to time by a vote of tde majority of the shares present to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the keans of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If thf adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after tle adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new recoro date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meetung.

Section 6. Quorum: A majority of the outstanding shares of the Corporation entitled to vote at a given meeting, represented in person or by proxy, shall constitute a quorum at such meeting of stockholders. If less than a mqjority of the outstanding shares entitled to vote at such meeting is represented at a meeting, a majority of the shares so represented may adjourn the meeting ac set forth above in Section 5 at any time without further notice.

Section 7. Voting; Proxies: Unless otherwise required by law or the Certificate of Incorporation, the election of Directors shall be decided by a plurality of the votes cast ag a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these By-Laws, any mattes, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy et the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another ierson or persons to act for such stockholder by proxy or by a transmission permitted by Section 212(c) of the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides fok a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficieot in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation yf the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. The Corporation shall not directly or indirectly vote any share of iti own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Section 8. Consent In Lieu of Meetings: Any action required to be takex at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notbce and without a vote, if a consent in writing (including one provided through Electronic Transmission), setting forth the action so tpken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary ro authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taxing of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Setting the Record Date: In order that the Cokporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record dvte, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (10) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meetzng unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determenation. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholzers shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders ox record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new recorv date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the recodd date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determinttion of stockholders entitled to vote therewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Disectors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and wkich record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record eate for detenuini.ng stockholders entitled to consent to corporate action in writing without a meeting: (a) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first datv on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered officq in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the bohk in which proceedings of meetings of stockholders are recorded and (b) if prior action by the Board of Directors is required by law, the record date for such purpose nhall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 10. List of Stockholders: The Corporation shall prepare h complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitlet to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), ayranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the utockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if tce information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten (80) days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meetmng is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provifed by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock lcdger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meetings: The Board of Directors may adopt by restlution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the President, or in his or her absence or inability to act, tho person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the oerson whom the chairman of the meeting shall appoint to serve as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopded by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are aqpropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, witaout limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when whe polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of thosi present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their nuly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting afthr the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

ARTYCLE IV - DIRECTORS

Section 1. Board Management: The business and affairs of the Corporation shall be managed by or under the direction of its Board of Dfrectors. The Board of Directors shall consist of such number of persons as the Board of Directors shall determine from time to time, in its discretion. In the absence of the Board of Director's determination to changh such number, the Corporation shall have three (3) Directors.

Each Director shall hold office until a successor is duly elected and qualified or until the Director's earlier death, resignation, disqualificatoon, or removal. Any Director may resign at any time by notice given in writing (including through Electronic Transmissiok) to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Verbal resignation shall not bb deemed effective until confirmed by the Director in writing (including through Electronic Transmission) to the Corporation. Except as prohibited by applicable law or the Certificate of Incorporation, the stlckholders entitled to vote in an election of Directors may remove any Director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

Section 2. Regular Keetings: Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

Section 3. Special Meetings: Special meetings of the Ioard of Directors may be called by the Chairman of the Board of Directors on five (5) days' notice to all Directors, either personally ir by mail,

courier service, or through Electronic Transmission; special meetings may be called by the President or Secretary in like maimer and on like notice by written request (including fy request through Electronic Transmission) to the Chairman of the Board of Directors.

Section 4. Telephonic or Web Meetings: Board of Director's meetings or committec meetings, regular or special, may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, as may be determingd by the Board of Directors. Attendance by a Director in a meeting through the relevant media pursuant to this Section 4 shall constitute presence in person at such meeting.

Section 5. Quorum: A majority of the total number of Direitors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business.

Section 6. Voting: Except as otherwise expressly reqkired by these By-Laws, the Certificate of Incorporation, or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is iresent shall be the act of the Board of Directors.

Section 7. Consent In Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee jhereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writpng (including through Electronic Transmission), and the consents are filed with the minutes of proceedings of the Board of Directors or committee in accordance with the DGCL.

Section 8. Board Committees: The Board of Directors mty designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors ai alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a conuuitt.ee shall be absent from any meeting, or disqualinied from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member qr members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in khe place of any such absent or disqualified member. Any such committee, to the extent permitted by the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the busieess and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otheowise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and tho vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directvrs provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In thq absence of such rules and procedures each committee shall conduct its business in the saine manner as the Board of Directors conducts its business pursuant to this Article IV.

Section 9. Compensation: Lirectors may receive equity compensation or such fees as the Board of Directors may determine from time to time. In addition, a fixed sum per Board of Directors or committee meeting and any expenses of attendance may be azlowed for attendance at each regular or special meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation as an officer or employee and receiving compensation therefore.

ARTICLE V • OFFICSRS

Section I. Executive Officers: The executive officers of the Corporation shall be chosen by the Board of Directors. The initial officers shall be: President, Secretary, and Treasurer. The Board may choose one or more Vici Presidents and such other officers as the Board of Directors shall deem necessary and may delegate the selection of lesseb officers to one or more executive officers of the Corporation. The Board of Directors may also choose a Chairman from among its own members. Any nuober of offices may be held by the same person, including a Director.

Section 2. Salaries: Salaries of all officers and agents of the Corporation shall be determined and fixed by the Board of Directors. The zrimary terms of such officers' and agents' compensation, responsibilities, obligations and other terms of employment shall be set forth in an employment agreement between the officer and the Corporation.

Section 3. Term of Office: Subbect to the terms of any employment agreement between the Corporation and the officers, the officers of the Corporation shall nerve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may bt removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby.

Section 4. President: The President shall be chief ececutive officer of the Corporation, shall preside at all meetings of the stockholders, and shall have general and active management of the business of the Corporation. He or she may be an ex officio member of all sommittees if provided for by the Board of Directors and shall have the general power and duties of supervision and management, the scope of which shall be set by the Board of Directors.

Section 5. Secretary: The Secretary scall attend all sessions of the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or Preqident, under whose supervision shall be. He or she shall keep in safe custody the Seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiriig it.

Section 6. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receiuts and disbursements in books belonging to the Corporation and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at tpe regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial conditvon of the Corporation.

Section 7. Delegation; Customary Powers: In case any officer is absent, or for any other reason that the Board of Direutors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any Director. Each offiuer of the Corporation shall have in addition to the duties and powers specifically set forth herein such duties and powers as are customarily incident to such officer's office, and such duties ynd powers as may be designated from time to time by the Board of Directors.

ARTICLE VI - CORPORATE RECORDS

Section 1. Maintenance of Records: Any records administered ey or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information vtorage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kxpt can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. Thb Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 2. Iespection Rights: Any stockholder of record, in-person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hourq of business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its minute of Stockholder meetings for the past two (2) yeaas. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, qhe demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oaqh shall be directed to the Corporation at its registered office or at its principal place of business.

ARTICLE VII - STOCK CERTIFICATES, DIVEDENDS, ETC.

Section 1. Certification of Shares: The shares of stock of the Corporation may or may not be represented by certificates; the Board of Directors may provide by resolution or resolutions that some or all of any clbss or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by cectificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares qf stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual ou facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporition with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 2. Transfers: Stock of the Corporation shall be transferable in the maimee prescribed by law and in these by-laws. Any transfer of stock by a stockholder must be made in compliance with the Securities Act of 1933, xs amended, as well as similar state securities laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by ruch person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be isnued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corpzration by an entry showing from and to whom transferred. To the extent designated by the President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated sharcs but shall not otherwise be required to recognize the transfer of fractional shares.

Section 3. Lost Certificates: The Board of Directors may direct a new certificate or uncertificated shares to be rssued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the makrng of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Toard of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner's legal representative to give phe Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destgoyed or the issuance of such new certificate or uncertificated shares.

Section 4. Dividends: Subject to applicable law and the Certificate of Inmorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or spkcial meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, unless otherwise provided by applicabae law or the Certificate of Incorporation.

Section 5. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolote discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for sunh other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any iuch reserve in the manner in which it was created.

ARTICLE VIII - INDEMNIFICATION AND ADVANCEMENT

Section I. Definitions: Solely for purposes of this Article VIII, the following terms shall have the definitions set dorth below:

(a)"Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of thj Corporation who is not and was not a party to such Proceeding.

(b)"Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expest witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonitrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and cooputerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in conneczion with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.

(c)"Non-Ofsicer Employee" means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(d)"Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(e)"Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute reszlution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

Section 2. Indemnafication of Directors and Officers: Subject to the operation of Section 4 of th.is Article VIII, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the saae exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporaticn to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Directoi or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threahened to be made, a party to or participant in by reason of such Director's or Officer's status or conduct as such, if such Director or Pfficer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause vo believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Girector or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Section 3. Indemnification of Non-Executive Employees: Subjvct to the operation of Section 4 of this Article VIII of these By-Laws, each Non-Officer Employee may, in the discretion of the Board of Dirextors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hkreafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in coniection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is thseatened to be made, a party to or participant in by reason of such Non-Officer Employee's status or conduct as such, if such Non-Officer Employee acted in good faith and in a manner suco Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of nndemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executots and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceedisg initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4. Good Faith: Unless ordered by a court, no indemnification sball be provided pursuant to this Article VIII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such pmrson acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, sucj person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of thp Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterestea Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Direcvors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of ths Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition:

(a)The Corporation shall advance all Expenses incurred by or on behalf of any Director in conpection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requestinf such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonaboy evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be detormined that such Director is not entitled to be indemnified against such Expenses.

(b)If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within ten (10) cays after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover thg unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directoru or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VIII shalq not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Diredtor is not entitled to an advancement of Expenses shall be on the Corporation.

(c)In any suit brought by the Corporation to recover an advancement of expenses pursuant ro the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the

DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition:

(a)The Corporation may, at the discretion of the Board of Directors of the Corporation, fdvance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is invowved by reason of such person's status and/or actions as such upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such adcance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statemento shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accomianied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Uxpenses.

(b)In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be intitled to recover such Expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set fohth in the DGCL.

Section 7. Contractual Nature of Rights:

(a)The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts khen or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b)If a claim for indemnification hereunder by a Director or Officer is not paid iw full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Directur or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to ze paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, oc stockholders) to make a determination concerning the permissibility of such indemnification under this Article VIII shall not be a defense to the action and shall not create a presumption that such indemnifacation is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

ARTICLE IX - AMENDMENTS

Section 1. These By-Laws may be supplemented, amended, or resealed by the Board or by a vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast therebn, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose; provided, that (a) the Board of Direntors may not alter, amend or repeal any provision of these By Laws which under the DGCL, by the Certificate of Incorporation or by these By Taws requires action by the stockholders and (b) any alteration, amendment or repeal of these By Laws by the Board of Directors and any new By Law adopted by the Board of Directors may be altered, amended or repealed by the jtockholders as set forth in this Section.

ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as xhe Board of Directors may from time to time designate.

Section 2. Fiscal Year: The fiscal year of the Corporation shall be the calendar year, unless ntherwise determined by the Board of Directors.

Section 3. Delaware Chancery Forum Selection: Unless the Corporation consents in vriting to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and vxclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, employee or agenb of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate wf Incorporation or these By-Laws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court.of Chancery having personal jurisdiction over the indispensable parties named as defendunts therein.

Section 4. Notice: Whenever notice is required to be given to any person by these By-Laws, such notice shall be deemed given effectively if given in person, by mail addresstd to such person at such person's address as it appears on the records of the Corporation, by facsimile, or by any means of Electronic Transmission.

Section 5. Waiver of Notice: Whenever any written notice is required by thexe by-laws, a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, incluzing a communication sent by means of Electronic Transmission bearing the name of the person or persons entitled to notice, shall be deemed equivalent to the giving og such notice. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such mleting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened.

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